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                                                                   Exhibit 99.1

                             JOINT FILING AGREEMENT

 Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                                                        Date: November 5, 2001
PROSPECT MANAGEMENT CO., L.L.C.

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PROSPECT MANAGEMENT CO. II, L.L.C.

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  BY:
  TITLE:

PROSPECT VENTURE PARTNERS, L.P.

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PROSPECT VENTURE PARTNERS II, L.P.

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  NAME: DAVID SCHNELL

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  NAME: ALEXANDER E. BARKAS

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  NAME: RUSSELL C. HIRSCH

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  NAME: JAMES B. TANANBAUM

* BY: /s/ Chen Tang
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         CHEN TANG, ATTORNEY-IN-FACT